Exhibit 99.1
TWIN RIVER WORLDWIDE HOLDINGS TO ACQUIRE JUMER'S CASINO & HOTEL

Transaction Advances Ongoing Portfolio Diversification Strategy and Provides Access to Attractive Illinois Gaming Market

Positions Company to Capitalize on Lucrative Sports Betting Opportunities

Acquisition is Expected to be Immediately Accretive to Earnings

PROVIDENCE, R.I., October 1, 2020 -- Twin River Worldwide Holdings, Inc. (NYSE: TRWH) ("Twin River" or the "Company") today announced that it has entered into an agreement with Delaware North Companies Gaming & Entertainment, Inc. to acquire Jumer’s Casino & Hotel ("Jumer’s") in Rock Island, Illinois for a purchase price of $120 million in cash.

The total consideration for the transaction represents an implied proforma purchase multiple of approximately 7.4x trailing twelve months earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") (for the period ended December 31, 2019). The multiple excludes the impact of any potential cost synergies or possible revenue enhancement opportunities from operational improvements. Based on Jumer’s Adjusted EBITDA for the year ended December 31, 2019, the acquisition is expected to be immediately accretive to earnings. The Company expects to finance the purchase price with a combination of cash on hand, cash from ongoing operations, and borrowings under its revolving credit facility.

“Even in the current operating environment amid COVID-19, we advance our disciplined portfolio diversification strategy as we continue to opportunistically expand our regional presence through accretive transactions,” commented George Papanier, President and Chief Executive Officer of Twin River. “This acquisition further expands our geographic reach into yet another attractive market. It provides access to a growing gaming market in Illinois, with the potential to capitalize on potentially lucrative sports betting opportunities. We look forward to the opportunity to leverage our operational expertise and proven integration approach to drive incremental revenues and cash flow improvements.”

Jumer’s is located in the Quad Cities in Rock Island, Illinois and features a 40,000 square foot casino floor containing more than 870 slot machines and 25 table games, a 205 room hotel with 11 luxury suites, an events center, the Oculus Sports Bar, the Edje nightclub and four restaurants.

After acquisition of this property and taking into consideration three additional properties currently under contract, Twin River will operate 13 properties in nine states.

Mr. Papanier continued “Over the last several years through our efforts with Hard Rock Biloxi, Dover Downs, our Black Hawk Colorado Casinos and most recently Casino KC and Casino

Vicksburg, we have demonstrated an ability to integrate and operate acquired casino assets. We believe this experience will prove valuable as we look to further enhance Jumer’s financial performance. In particular, we believe there is an opportunity to improve operations and enhance revenues at the property which would allow us to lower our acquisition multiple.”

The transaction is expected to close during the second quarter of 2021 subject to receipt of required regulatory approvals and other customary closing conditions and is subject to a customary working capital adjustment.

Advisors

Citizens Capital Markets, Inc. served as financial advisor to Twin River; Bass Berry Sims served as legal counsel on the transaction.

About Twin River

Twin River Worldwide Holdings, Inc. owns and manages nine casinos, two in Rhode Island, two in Mississippi, one in Delaware, one in Missouri and three casinos as well as a horse racetrack that has 13 authorized OTB licenses in Colorado. Properties include Twin River Casino Hotel (Lincoln, RI), Tiverton Casino Hotel (Tiverton, RI), Hard Rock Hotel & Casino (Biloxi, MS), Casino Vicksburg (formerly Lady Luck Casino Vicksburg in Vicksburg, MS), Dover Downs Hotel & Casino (Dover, DE), Casino KC, formerly Isle of Capri Casino in Kansas City, MO), Golden Gates Casino (Black Hawk, CO), Golden Gulch Casino (Black Hawk, CO), Mardi Gras Casino (Black Hawk, CO), and Arapahoe Park racetrack (Aurora, CO). Its casinos range in size from 603 slots and 8 electronic table games to properties with over 4,100 slots, approximately 125 table games, and 48 stadium gaming positions, along with hotel and resort amenities. Its shares are traded on the New York Stock Exchange under the ticker symbol "TRWH."

Forward-Looking Statements

This communication contains "forward-looking" statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than historical facts, including future financial and operating results and the Company's plans, objectives, expectations and intentions, legal, economic and regulatory conditions are forward-looking statements.

Forward looking statements are sometimes identified by words like "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue," "target" or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the proposed transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction or may require conditions, limitations or restrictions in connection with such approvals; (2) the risk that the proposed transaction may not be completed on the terms or in the time frame expected, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) the occurrence of any event that could give rise to the termination of the proposed transaction, including under circumstances that require Twin River to pay a reverse termination fee; (5) risks related to the acquisition of Jumer’s and the integration of Jumer’s’ business and assets; (6) uncertainty surrounding the ongoing COVID-19 pandemic, including uncertainty regarding its extent, duration and impact, on Twin River’s and Jumer’s’ businesses, each of which are operating at capacity constraints currently, as well as the risk that the ongoing COVID-19 pandemic may require Twin River's or Jumer’s’ properties to close again for an indeterminable period of time; (7) the economic uncertainty and challenges in the economy resulting from the ongoing COVID-19 pandemic, including the resulting reduced levels of discretionary consumer spending; (8) potential adverse reactions or changes to business or employee relationships, including those resulting from the completion of the proposed transaction; (9) the possibility that the anticipated operating results and other benefits of the proposed transaction are not realized when expected or at all; (10) local risks including proximate competition, potential competition, legislative risks and local relationships; (11) risks associated with increased leverage from the proposed transaction; (12) customer responses when Twin River’s and Jumer’s’ facilities are fully reopened, and (13) other risk factors as detailed under Part I. Item 1A. "Risk Factors" of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the Securities and Exchange Commission on March 13, 2020 and the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, as filed with the Securities and Exchange Commission on May 14, 2020 and August 13, 2020, respectively. The foregoing list of important factors is not exclusive.

Any forward-looking statements speak only as of the date of this communication. Twin River does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Investor Contact

Steve Capp
Executive Vice President and Chief Financial Officer
401-475-8564
InvestorRelations@twinriver.com

Media Contact

Liz Cohen
Kekst CNC
212-521-4845
Liz.Cohen@kekstcnc.com